 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2014

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 North Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On August 29, 2014, Ascent Solar Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Seng Wei Seow (“Seow”) and TFG Radiant Investment Group Ltd. (“TFG Radiant”) for a private placement of a total of 3,115,618 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which is expected to result in gross proceeds of approximately $8,000,000 to the Company. Prior to entering into the Purchase Agreement, (i) TFG Radiant, the Company’s largest stockholder, owned approximately 13.74% of the Company’s Common Stock and (ii) Seow owned approximately 2.79% of the Company’s Common Stock.

The private placement will take place in two tranches. In the first tranche, which closed on August 29, 2014, the Company issued (i) 845,309 shares of Common Stock to Seow and (ii) 845,309 shares of Common Stock to TFG Radiant, all at a price of $2.366 per share, resulting in gross proceeds of approximately $4,000,000 to the Company.

For the second tranche, the Company plans to issue 1,425,000 shares of Common Stock (the “Second Tranche Shares”) to TFG Radiant at a price of $2.80 per share, which is expected to result in gross proceeds of approximately $4,000,000 to the Company. The closing of the second tranche is subject to the Company’s obtaining stockholder approval of the issuance of the Second Tranche Shares in accordance with the applicable listing rules of The Nasdaq Stock Market (“Stockholder Approval”). Under the Purchase Agreement, the Company has agreed, as promptly as possible after the date of the Purchase Agreement, to file a preliminary proxy statement with the Securities and Exchange Commission and to hold a special meeting of the Company’s stockholders for the purpose of considering and voting on the issuance of the Second Tranche Shares to TFG Radiant. If Stockholder Approval is obtained, the second tranche will close shortly thereafter.

After the first tranche closing, (i) TFG Radiant owned approximately 18.33% of the Company’s Common Stock and (ii) Seow owned approximately 8.76% of the Company’s Common Stock. If the second tranche closes, TFG Radiant would own approximately 26.2% of the Company’s Common Stock.

The foregoing is only a description of the material terms of the Purchase Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such description is qualified in its entirety by reference to such exhibit.

Item 3.02     Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Common Stock being sold by the Company pursuant to the Purchase Agreement is being offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The offerings were made to “accredited investors” (as defined by Rule 501 under the Securities Act). No broker or placement agent participated in the sale of Common Stock under the Purchase Agreement.

Item 9.01     Financial Statements and Exhibits.

(d)     The following exhibits are filed with this report:

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated August 29, 2014, among the Company, Seng Wei Seow and TFG Radiant Investment Group Ltd.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations, speak only as of the date hereof and are subject to change. All statements, other than statements of historical fact included in this press release, are forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, the amount proceeds the Company expects to receive from the offering and the closing of the offering. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially and adversely from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

September 4, 2014	By:	/s/ William M. Gregorak
Name: William M. Gregorak
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated August 29, 2014, among the Company, Seng Wei Seow and TFG Radiant Investment Group Ltd.